Exhibit 5

                          REGISTRATION RIGHTS AGREEMENT

                  THIS REGISTRATION RIGHTS AGREEMENT dated as of March 14, 2000 (this "Agreement"), among POGO PRODUCING COMPANY, a Delaware corporation (the "Company"), the persons listed on Schedule A hereto and any other person who from time to time agrees to become a party to this Agreement in accordance with the provisions hereof (each person listed on Schedule A and each such other person who becomes a party hereto is referred to herein as a "Shareholder" and collectively, the "Shareholders").

                              W I T N E S S E T H:

                  WHEREAS, pursuant to an Agreement and Plan of Merger, dated as of November 19, 2000 (the "Merger Agreement"), among the Company, NORIC Corporation, a New York Corporation ("NORIC") and the Shareholders (as defined in the Merger Agreement), the parties have agreed that NORIC would be acquired by the Company through the merger of NORIC with and into the Company on the terms set forth therein (the "Merger");

                  WHEREAS, pursuant to the Merger Agreement, upon consummation of the Merger, the Shareholders will receive in exchange for their shares of common stock of NORIC, shares of common stock, par value $1.00 per share, of the Company ("Common Stock") which have been issued pursuant to one or more exemptions from registration under the Securities Act of 1933, as amended (the "Securities Act");

                  WHEREAS, the Shareholders and the Company desire to set forth herein their agreement with respect to the registration rights, and certain other related covenants, applicable to the shares of Common Stock to be issued by the Company to the Shareholders upon consummation of the Merger; and

                  WHEREAS, pursuant to Section 12.02 of the Merger Agreement, the Shareholders irrevocably appointed Goelet, LLC as the agent, proxy and attorney-in-fact for the Shareholders to execute and deliver to the Company this Agreement;

                  NOW, THEREFORE, in consideration of the premises and the mutual obligations, covenants and agreements herein contained, the parties hereto agree as follows:

                                   ARTICLE I
                                   DEFINITIONS

                  1.1 Definitions. Capitalized terms used herein and not defined have the meanings assigned to such terms in the Merger Agreement. For purposes of this Agreement, the following terms shall have the meanings set forth below:
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                  "Commission" means the United States Securities and Exchange
Commission or any other similar or successor agency of the United States government administering the Securities Act and the Exchange Act.

                  "Effective Time" has the meaning specified in the Merger Agreement.

                  "Offering" means the registration of the Company's securities under the Securities Act for sale to the public.

                  "Prospectus" means the prospectus included in any Registration Statement, together with and including any amendment or supplement to such prospectus, covering the Offering of any portion of the Registrable Securities covered by a Registration Statement, and all material incorporated by reference in such Prospectus.

                  "Public Offering" shall mean the offer of shares of Common Stock or securities convertible into or exchangeable for Common Stock on a broadly distributed basis, pursuant to a firm-commitment or best-efforts underwriting or purchase arrangement.

                  "Registering Shareholder" shall mean any Shareholder that has registered any Registrable Securities under any Registration Statement.

                  "Registrable Securities" means the Shares issued to the Shareholders pursuant to the Merger and any other securities issued by the Company to the Shareholders at any time after the closing of the Merger in respect of the Shares (and in respect of the Common Stock generally) by means of exchange, reclassification, dividend, distribution, split up, combination, subdivision, recapitalization, merger, spin-off, reorganization or otherwise; provided, however, that as to any Registrable Securities, such securities shall cease to constitute the same for purposes of this Agreement if and when (i) a registration statement with respect to the sale of such securities shall have been declared effective by the Commission and such securities shall have been sold pursuant thereto in accordance with the intended plan and method of distribution therefor set forth in the Prospectus forming part of such registration statement; (ii) such securities shall have been sold in compliance with Rule 144 under the Securities Act; (iii) such securities may be resold pursuant to Rule 144(k) under the Securities Act (or any successor provision) or all of such Shareholder's Registrable Securities may be resold in a single ninety (90) day period under Rule 144(e)(1)(i) of the Securities Act and do not require qualification under any state securities or "blue sky" law then in effect, or the use of an applicable exemption therefrom and, in each case, the Company has notified the transfer agent for the Common Stock that any restrictive legend on such Shares may be removed in connection with a transfer thereof; or (iv) such securities cease to be issued and outstanding for any reason.

                  "Registration Statement" means any registration statement filed by the Company with the Commission covering Registrable Securities, including the Prospectus, amendments and supplements to such Registration Statement, including

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post-effective amendments, all exhibits, and all material incorporated by reference or deemed to be incorporated by reference in such Registration Statement.

                  "Shares" means the shares of Common Stock issued by the Company to the Shareholders upon consummation of the Merger, any shares of stock or other securities into which or for which such shares of Common Stock may be changed, converted or exchanged after the Effective Time, and any other shares or securities issued to the Shareholders after the Effective Time in respect of such shares of Common Stock (or such shares of stock or other securities into which or for which such shares are so changed, converted or exchanged) upon any reclassification, stock combination, stock subdivision, stock dividend, share exchange, merger, consolidation or similar transaction. The number of shares of Common Stock issued by the Company to each Shareholder upon consummation of the Merger is set forth on Schedule A annexed hereto.

                  "Shareholder Representative" has the meaning set forth in
Section 6.2 hereof.

                                   ARTICLE II
                               REGISTRATION RIGHTS

                  2.1 Registration; Public Offering. (a) The Company shall prepare and file, not later than 150 days after the Effective Time, a "shelf" Registration Statement on Form S-3 (or other appropriate form) for an offering to be made on a continuous basis pursuant to Rule 415 promulgated under the Securities Act of such number of Registrable Securities then owned by the Shareholders. The Company shall use its reasonable best efforts to cause the Registration Statement to be declared effective no later than on the 181st calendar day following the Effective Time. The Company will use its reasonable best efforts to keep the Registration Statement continuously effective and usable for the resale of the Registrable Securities under the Securities Act until the earlier of (i) two (2) years from the Effective Time, (ii) the first date upon which all the Registrable Securities covered by such shelf Registration Statement have been sold pursuant to such shelf Registration Statement or (iii) the first date upon which all the Registrable Securities cease to be outstanding for any reason.

                  (b) If during the period from the 181st day following the Effective Time through the second anniversary of the Effective Time, the Shareholder Representative, upon the request of the Shareholders holding at least 50% of the Registrable Securities, shall request the Company in writing (a "Demand") to permit the use of the shelf Registration Statement for a Public Offering of a specified number of Registrable Securities, the Company shall, subject to the provisions of Section 3.1(b), use its reasonable best efforts to take such action as may be necessary to enable the requesting shareholders to effect a Public Offering of the Registrable Securities requested to be included in the Public Offering; provided that the number of Registrable Securities requested to be distributed pursuant to such Demand shall not be less than 4,000,000 and shall not exceed 7,000,000 and provided further that the number of shares of Registrable Securities each Shareholder will be entitled to have included in such Public Offering

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

pursuant to this Section 2.1 shall be allocated among all Shareholders requesting to participate in such Public Offering in proportion (as nearly as practicable) to the amount of Registrable Securities owned by each requesting Shareholder at the time of the Public Offering. Except as provided in Section 2.1(b), the manner of distribution for Registrable Securities included in the shelf Registration Statement shall not include a Public Offering.

                  (c) In connection with any Demand under Section 2.1(b), the Shareholder Representative shall enter into an underwriting agreement and other ancillary agreements (such as a custody agreement) in customary form with the underwriter or underwriters. The Shareholder Representative will select the lead underwriter for such offering from the list of institutions set forth on Schedule B hereto or their successors and the Company shall select the co-manager for such offering from the institutions on such list or their successors. No Shareholders shall be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such Shareholder, the Registrable Securities of such Shareholder and such Shareholder's intended method of distribution and any other representations required by law or reasonably required by the underwriter. If any Shareholder of Registrable Securities disapproves the terms of the underwriting, such Shareholder may elect to withdraw all its Registrable Securities by written notice to the Company, the managing underwriter and the Shareholder Representative.

                  (d) In the event that, pursuant to Section 6.10 of the Merger Agreement, the issuance of Purchaser Common Stock in the Merger is registered under the Securities Act on Form S-4, the registration otherwise required by this Section 2.1 may be accomplished by providing for the resales required to be registered pursuant to this Section 2.1 in the prospectus included in the Form S-4. In such event, (a) such prospectus may not be used for resales until the 181st calendar day following the Effective Time and the use thereof for resales thereafter shall otherwise be subject to the same terms and conditions provided for herein, (b) no public resales may be made pursuant to Rule 145(d) under the Securities Act, or otherwise (other than pursuant to a Public Offering in which Shareholders participate under Section 2.4) until the 181st calendar day following the Effective Time, and (c) any public resales pursuant to Rule 145(d) or otherwise during the twelve month period specified in Section 2.6 (other than pursuant to a Public Offering requested pursuant Section 2.1 or in which Shareholders participate under Section 2.4) shall be subject to the volume limitations specified in Section 2.6.

                  2.2 Limit on Demand. The Company shall not be required to permit the use of the shelf Registration Statement to effect any Public Offering pursuant to Section 2.1 after one Demand requested by the Shareholders pursuant to Section 2.1 shall have been effected.

                  2.3 Effective Distribution. A Public Offering requested pursuant to Section 2.1 shall not be deemed to be effected (a) if such Public Offering is interfered with for any reason by any stop order, injunction or other order or requirement of the

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Commission or any other governmental authority, or as a result of the initiation of any proceeding for such a stop order by the Commission through no fault of the Shareholders or the Shareholder Representative and the result of such interference is to prevent the Shareholders from disposing of such Registrable Securities proposed to be sold in accordance with the intended methods of disposition, or (b) if the conditions to closing specified in the purchase agreement or underwriting agreement entered into in connection with any underwritten offering shall not be satisfied or waived with the consent of the Shareholder Representative, other than as a result of any breach by the Shareholder Representative or any underwriter of its obligations thereunder or hereunder.

                  2.4 "Piggy-Back" Rights. If the Company proposes to register any shares of Common Stock for itself or any of its stockholders (the "Existing Holders") under the Securities Act on a Registration Statement on Form S-1, Form S-2 or Form S-3 (or an equivalent general registration form then in effect) for purposes of a Public Offering of such shares, the Company shall give written notice of such proposal at least ten (10) business days before the anticipated filing date, which notice shall include the intended method of distribution of such shares, to the Shareholder Representative. Such notice shall specify at a minimum the number of shares of Common Stock proposed to be registered, the proposed filing date of such Registration Statement, any proposed means of distribution of such shares and the proposed managing underwriter, if any. Subject to Section 2.6, upon the written request of any Shareholder given within five business days after the receipt of any such written notice by facsimile confirmed by mail (which request shall specify the Registrable Securities intended to be disposed of by such Shareholder), the Company will use its commercially reasonable efforts to include in such Public Offering the Registrable Securities referred to in the Shareholder's request; provided, however, that any participation in such Public Offering by any Shareholder shall be on substantially the same terms as the Company's (or its other stockholders') participation therein; and provided further that the amount of Registrable Securities to be included in any such Public Offering shall not exceed the maximum number which the managing underwriter of such Public Offering considers in its reasonable commercial judgment to be appropriate based on market conditions and other relevant factors (the "Maximum Number"). The Shareholders shall have the right to withdraw a request to include Registrable Securities in any Public Offering pursuant to this Section 2.4 by giving written notice to the Company of its election to withdraw such request at least two (2) business days prior to the proposed effective date of such Registration Statement. In connection with any exercise of rights under this Section 2.4, the registration under the Securities Act of the Registrable Securities to be included therein may be by means of the shelf Registration Statement filed pursuant to Section 2.1, rather than a separate registration statement filed to register the shares to be sold for the account of the Company or any Existing Holders, so long as the rights of the Shareholders to participate in the Public Offering being effected under Section 2.4 are not thereby prejudiced or impaired in any material respect.

                  2.5 Allocation of Securities Included in a Public Offering. If the lead managing underwriter for any Public Offering to be effected pursuant to
Section 2.4 of

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

this Agreement shall advise the Shareholder Representative in writing that the number of shares of Common Stock sought to be included in such Public Offering (including those sought to be offered by the Company and those sought to be offered by the Shareholders) is more than the Maximum Number, the shares of Common Stock to be included in such Public Offering shall be allocated pursuant to the following procedures: first, the Company shall be entitled to include all of the securities that it has proposed to include, and then, to the extent that any other securities may be included without exceeding the Maximum Number, the number of Registrable Securities that will be included in such Registration Statement shall be allocated among all Shareholders requesting such registration in proportion (as nearly as practicable) to the amount of Registrable Securities owned by each requesting Shareholder at the time of filing the Registration Statement.

                  2.6 Sale Restrictions. Other than pursuant to a Public Offering requested pursuant to Section 2.1 or in which Shareholders participate under Section 2.4, during the twelve (12) month period starting on the 181st day following the Effective Time, the Shareholders shall not be permitted to sell, pursuant to the shelf Registration Statement or pursuant to Rule 144, in the aggregate, more than 1,000,000 Shares during any period of 90 consecutive days of such twelve month period (the "90 Day Restriction Periods"). Each Shareholder will be entitled to sell on any given day a number of shares equal to the number of shares which such Shareholder has notified the Shareholder Representative such Shareholder desires to sell, provided however, that if Shareholders desire to sell more shares than is permitted by the limitation described above, then each Shareholder desiring to sell Shares that day will have the number of shares they may sell reduced pro rata based on the number of shares they requested to sell.

                  2.7 Lock-Up Agreement. It shall be a condition to each Shareholder's participation in any Public Offering pursuant to Section 2.1(b) or
Section 2.4, that such Shareholder agrees to execute and deliver to the underwriter or underwriters for such offering a customary lock-up agreement in form and substance reasonably satisfactory to the underwriter, providing for a lock-up of the Registrable Securities of each such Shareholder for a period of up to 90 days after the closing of the relevant offering.

                                  ARTICLE III
                           OBLIGATIONS OF THE COMPANY

                  3.1 (a) The Company shall (i) prepare and file with the Commission such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be reasonably necessary to make and to keep such Registration Statement effective and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities proposed to be registered pursuant to such Registration Statement for the period specified in that Section 2.1; and (ii) take all such other action either necessary or desirable to permit the shares of Registrable Securities held by the Shareholders to be registered and disposed of in accordance with the method of disposition described herein.

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

                  (b) Notwithstanding anything to the contrary contained herein, the Company may, upon written notice to the Shareholders whose Registrable Securities are included in the shelf Registration Statement filed pursuant to
Section 2.1, suspend such Shareholders' use of any prospectus which is a part of the shelf Registration Statement if, in the reasonable judgment of counsel to the Company, the Company possesses material nonpublic information, including information concerning it or its business or affairs or information concerning the pursuit of a merger, disposition or similar transaction, and the Company determines in good faith that disclosure would have a material adverse effect on the Company and its subsidiaries taken as a whole or would materially adversely affect the ability to consummate such merger, disposition or similar transaction; provided that the Company may not suspend any such sales for more than an aggregate of sixty (60) consecutive days or for an aggregate of one hundred twenty (120) days (a "Blackout Period") in any period of twelve (12) consecutive months. Upon the termination of the condition described above, the Company shall give prompt notice to the Shareholders whose Registrable Securities are included in the shelf Registration Statement, and shall promptly terminate any suspension of sales it has put into effect and shall take such other actions to permit registered sales of Registrable Securities as contemplated by this Agreement.

                  (c) In connection with any Registration Statement, the following provisions shall apply:

                  (1) The Company shall furnish to the Shareholder Representative, prior to the filing thereof with the Commission, a copy of any Registration Statement, and each amendment thereof and each amendment or supplement, if any, to the Prospectus included therein and shall afford the Shareholder Representative, the managing underwriters, and their respective counsel, if any, a reasonable opportunity within a reasonable time period to review and comment on copies of all such documents (including a reasonable opportunity to review copies of any documents to be incorporated by reference therein and all exhibits thereto) proposed to be filed.

                  (2) The Company shall take such action as may be necessary so that: (i) any Registration Statement and any amendment thereto and any Prospectus forming part thereof and any amendment or supplement thereto (and each report or other document incorporated therein by reference) complies in all material respects with the Securities Act and the Exchange Act and the respective rules and regulations thereunder, (ii) any Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (iii) any Prospectus forming part of any Registration Statement, and any amendment or supplement to such Prospectus, does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

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

                  (3) (A) The Company shall advise the Shareholders and the Shareholder Representative and, if requested by the Shareholders and the Shareholder Representative, confirm such advice in writing:

                           (i) when a Registration Statement and any amendment
                  thereto has been filed with the Commission and when the Registration Statement or any post-effective amendment thereto has become effective; and

                           (ii) of any request by the Commission for amendments
                  or supplements to the Registration Statement or the Prospectus included therein or for additional information related thereto.

                  (B) The Company shall advise the Shareholders and the Shareholder Representative and, if requested by any Shareholder or the Shareholder Representative, confirm such advice in writing of:

                           (i) the issuance by the Commission of any stop order
                  suspending effectiveness of the Registration Statement or the initiation of any proceedings for that purpose;

                           (ii) the receipt by the Company of any notification
                  with respect to the suspension of the qualification of the securities included therein for sale in any jurisdiction or the initiation of any proceeding for such purpose; and

                           (iii) the happening of any event that requires the
                  making of any changes in the Registration Statement or the Prospectus so that, as of such date, the Registration Statement and the Prospectus do not contain an untrue statement of a material fact and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading (which advice shall be accompanied by an instruction to suspend the use of the Prospectus relating to such Registrable Securities until the requisite changes have been made).

                  (4) The Company shall use its reasonable best efforts to prevent the issuance, and if issued to obtain the withdrawal, of any order suspending the effectiveness of the Registration Statement relating to such Registrable Securities at the earliest possible time.

                  (5) The Company shall furnish to the Shareholders and the Shareholder Representative with respect to the Registration Statement relating to such Registrable Securities, without charge, such number of copies of such Registration Statement and any post-effective amendment thereto, including financial statements and schedules, and all reports, other documents and exhibits

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         (including those incorporated by reference) as the Shareholders and the
         Shareholder Representative shall reasonably request.

                  (6) The Company shall furnish to the Shareholders and the Shareholder Representative such number of copies of any Prospectus (including any preliminary Prospectus and any amended or supplemented Prospectus) relating to such Registrable Securities, in conformity with the requirements of the Securities Act, as the Shareholders and the Shareholder Representative may reasonably request in order to effect the offering and sale of the shares of such Registrable Securities to be offered and sold, but only while the Company shall be required under the provisions hereof to cause the Registration Statement to remain effective, and the Company consents (except during a Blackout Period or event contemplated by Section 3.1(b)) to the use of the Prospectus or any amendment or supplement thereto by the Shareholders in connection with the offering and sale of the Registrable Securities covered by the Prospectus or any amendment or supplement thereto.

                  (7) To the extent necessary in connection with any offering of Registrable Securities pursuant to any Registration Statement, the Company shall use its commercially reasonable efforts to register or qualify the Registrable Securities covered by such Registration Statement under the securities or blue sky laws of such states as the Shareholder Representative shall reasonably request, maintain any such registration or qualification current until the earlier of the sale of the Registrable Securities so registered or ninety (90) calendar days subsequent to the effective date of the Registration Statement, and do any and all other acts and things either reasonably necessary or advisable to enable any Shareholder to consummate the public sale or other disposition of the Registrable Securities in jurisdictions where such Shareholder desires to effect such sales or other disposition; provided that the Company shall not be required to take any action that would subject it to the general jurisdiction of the courts of any jurisdiction in which it is not so subject or to qualify as a foreign corporation in any jurisdiction where the Company is not so qualified.

                  (8) In connection with any offering of Registrable Securities registered pursuant to this Agreement, the Company shall (x) furnish the Shareholders, at the Company's expense, on a timely basis with certificates free of any restrictive legends representing ownership of the Registrable Securities being sold in such denominations and registered in such names as the Shareholders shall request and (y) instruct the transfer agent and registrar of the Registrable Securities to release any stop transfer orders with respect to the Registrable Securities.

                  (9) Upon the occurrence of any event contemplated by Section 3.1(c)(3)(B)(iii) above, the Company shall promptly prepare a post-effective amendment to any Registration Statement or an amendment or supplement to the related Prospectus or file any other required document so that, as thereafter delivered to purchasers of the Registrable Securities included therein,

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         the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. If the Company notifies the Shareholders and the Shareholder Representative of the occurrence of any Blackout Period or any event contemplated by Section 3.1(b) above, the Shareholders shall suspend the use of the Prospectus, for a period not to exceed sixty
         (60) calendar days in accordance with Section 3.1(b), until the requisite changes to the Prospectus have been made.

                  (10) The Company shall make generally available to its security holders or otherwise provide in accordance with Section 11(a) of the Securities Act as soon as practicable after the effective date of the applicable Registration Statement an earnings statement satisfying the provisions of Section 11(a) of the Securities Act.

                  (11) The Company shall, if requested, promptly include or incorporate in a Prospectus supplement or post-effective amendment to a Registration Statement, such information as the managing underwriters administering an underwritten offering of the Registrable Securities registered thereunder reasonably request to be included therein and to which the Company does not reasonably object and shall make all required filings of such Prospectus supplement or post-effective amendment as soon as practicable after they are notified of the matters to be included or incorporated in such Prospectus supplement or post-effective amendment.

                  (12) If requested in connection with a Public Offering pursuant to a Demand under Section 2.1(b), the Company shall enter into an underwriting agreement with a nationally recognized investment banking firm or firms selected as provided in Section 2.1(c) containing representations, warranties, indemnities and agreements then customarily included by an issuer in underwriting agreements with respect to secondary underwritten distributions, and in connection therewith, if an underwriting agreement is entered into, cause the same to contain indemnification provisions and procedures substantially identical to those set forth in Article V (or such other provisions and procedures acceptable to the managing underwriters, if any) with respect to all parties to be indemnified pursuant to Article V and take all such other actions as are reasonably requested by the managing underwriters for such underwritten offering in order to expedite or facilitate the registration or the disposition of such Registrable Securities.

                  (13) In the event the Shareholder Representative proposes to conduct an underwritten Public Offering pursuant to Section 2.1, then the Company shall: (i) make reasonably available for inspection by the Shareholder Representative and its counsel, any underwriter participating in any distribution pursuant to such Registration Statement, and any attorney, accountant or other agent retained by the Shareholder Representative or any such underwriter, all relevant financial and other records, pertinent corporate documents and properties of the Company and

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

         its subsidiaries as shall be reasonably necessary to enable them to conduct a "reasonable" investigation for purposes of Section 11(a) of the Securities Act; (ii) cause the Company's officers, directors and employees to make reasonably available for inspection all relevant information reasonably requested by the Shareholder Representative or any such underwriter, attorney, accountant or agent in connection with any such Registration Statement, in each case, as is customary for similar due diligence examinations; provided that any information that is designated in writing by the Company, in good faith, as confidential at the time of delivery of such information shall be kept confidential by the Shareholder Representative, such underwriter, or any such, attorney, accountant or agent, unless such disclosure is made in connection with a court proceeding or required by law, or such information becomes available to the public generally or through a third party without an accompanying obligation of confidentiality;
         (iii) obtain opinions of counsel to the Company and updates thereof which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters, if any, addressed to the Shareholder Representative and the underwriters, if any, covering such matters as are customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by the Shareholder Representative and underwriters (it being agreed that the matters to be covered by such opinion or written statement by such counsel delivered in connection with such opinions shall include in customary form, without limitation, as of the date of the opinion and as of the effective date of the Registration Statement or most recent post-effective amendment thereto, as the case may be, "negative assurance" statements to the effect that nothing has come to the attention of such counsel that leads them to believe such Registration Statement and the Prospectus included therein, as then amended or supplemented, including the documents incorporated by reference therein, contain an untrue statement of a material fact or omit to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading); (iv) obtain "cold comfort" letters and updates thereof from the independent public accountants of the Company (and, if necessary, any other independent public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Registration Statement), addressed to the Shareholder Representative and the underwriters, if any, in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with primary underwritten offerings; and (v) deliver such documents and certificates as may be reasonably requested by the Shareholder Representative and the managing underwriters, if any, and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company. The foregoing actions set forth in clauses (iii), (iv) and (v) of this Section 3.01(c)(13) shall be performed at each closing under any underwritten offering to the extent required thereunder.

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                  (14) The Company will ensure that the Registrable Securities are admitted for listing on the New York Stock Exchange or other stock exchange or trading system on which the Shares primarily trade on or prior to the 181st day after the Effective Time.

                  (15) The Company shall use its reasonable best efforts to take all other steps reasonably necessary to effect the registration, offering and sale of the Registrable Securities covered by a Registration Statement contemplated hereby and enter into any other customary agreements and take such other actions, including participation of senior management in "roadshows" as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities in any underwritten offering contemplated hereby, and the Company shall secure the participation of its senior management for such purposes.

                  (d) With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Registrable Securities to the public without registration, the Company agrees to:

                  (1) Make and keep public information available, as those terms are understood and defined in and interpreted under Rule 144, at all times;

                  (2) During the term of this Agreement, furnish to the Shareholders and the Shareholder Representative upon request: (i) a written statement by the Company as to its compliance with the reporting requirements of Rule 144 or (ii) a copy of the most recent annual or quarterly report of the Company.

                                   ARTICLE IV
                                    EXPENSES

                  4.1 Expenses Payable by the Company. Except as provided in
Section 4.2 below, all fees and expenses incident to the registration and sale of Registrable Securities shall be borne by the Company whether or not a Registration Statement is filed or becomes effective, including, without limitation, (i) all registration, qualification and filing fees (including, without limitation, (A) fees with respect to filings required to be made with the New York Stock Exchange and (B) fees and expenses of compliance with state securities or blue sky laws (including, without limitation, fees and disbursements of counsel for the Company or the underwriters, or both, in connection with blue sky qualifications of the Registrable Securities)), (ii) messenger and delivery expenses, word processing, duplicating and printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities in a form eligible for deposit with The Depository Trust Company, printing preliminary Prospectuses, Prospectuses, Prospectus supplements, including those delivered to or for the account of the Shareholders and the Shareholder Representative as provided in this Agreement, (iii) fees and disbursements of counsel for the Company, (iv) fees and disbursements of all independent certified public accountants for the Company (including, without limitation, the expenses of any "comfort letters" required by or incident to such performance), (v) Securities Act liability insurance, if the Company so desires such insurance, (vi) all out-of-pocket expenses of the Company (including, without limitation, expenses incurred by the Company, its officers, directors, employees and agents performing legal or accounting duties or preparing or participating in "roadshow" presentations or of any public relations, investor relations or other consultants or advisors retained by the Company in connection with any roadshow, including travel and lodging expenses of such roadshows), and (vii) the fees and expenses incurred in connection with the quotation or listing of shares of Common Stock on any securities exchange or automated securities quotation system.

                  4.2 Expenses Payable by the Shareholders. Each Shareholder shall pay all underwriting discounts and commissions or broker's commissions incurred in connection with the sale or other disposition of Registrable Securities for or on behalf of such Shareholder's account as well as the fees and expenses of the Shareholder's counsel, the Shareholder Representative and the Shareholder Representative's counsel.

                                   ARTICLE V
                                 INDEMNIFICATION

                  5.1 Indemnification by the Company. The Company shall indemnify and hold harmless each of the Registering Shareholders and their respective directors, trustees, officers, employees, agents, affiliates, successors and assigns (each, a "Shareholder Indemnitee," and collectively, the "Shareholder Indemnitees") from and against any and all losses, claims, damages, liabilities, debts, obligations, monetary damages, judgements, fines, fees, penalties, interest obligations, deficiencies, and expenses, interest, court costs, reasonable costs of investigators, reasonable fees and expenses of attorneys, accountants, financial advisors, engineers and other expenses, and other expenses of litigation ("Losses") incurred or suffered in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted to which any Shareholder Indemnitee may become subject under the Securities Act, the Exchange Act or other federal or state securities law or regulation, at common law or otherwise, insofar as such Losses arise out of, result from or are based upon (a) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or (b) any violation by the Company of the Securities Act or the Exchange Act, or other federal or state securities law applicable to the Company and relating to any action or inaction required of the Company in connection with such registration. In addition, the Company will reimburse any Shareholder Indemnitee for any reasonable investigation, legal or other expenses incurred by such Shareholder Indemnitee in connection with investigating or defending any such Loss. Notwithstanding anything herein to the contrary, the Company will not be liable with respect to the portion of any such Loss that (i) arises out of, results from or is based upon any alleged untrue statement or alleged omission made in such Registration Statement, preliminary Prospectus, Prospectus, or amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by the Shareholder Indemnitee specifically for use therein or

(ii) attributable to a Registering Shareholder's (A) use of a Prospectus after being notified by the Company to suspend use thereof pursuant to Section 3.1(b) or Section 3.1(c)(3)(B)(iii) above or (B) failure to deliver a final Prospectus to the Person asserting any losses, claims, damages and liabilities and judgments caused by any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such material misstatement or omission or alleged material misstatement or omission was cured in an amended or supplemented Prospectus prepared by the Company and delivered to the Registering Shareholder at or prior to the time written confirmation of sale to such Person was required to be made. The foregoing indemnity will remain in full force and effect regardless of any investigation made by or on behalf of the Registering Shareholder, and will survive the transfer of such securities by the Registering Shareholder.

                  5.2 Indemnification by Registering Shareholders. If a Registering Shareholder sells Registrable Securities under a Prospectus that is part of a Registration Statement, such Registering Shareholder will, severally and not jointly, indemnify and hold harmless the Company, any underwriter participating in the distribution and their respective directors and officers who signed such Registration Statement and each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) (each, a "Controlling Person") under the same circumstances as the foregoing indemnity from the Company to the Registering Shareholders but only to the extent that such Losses arise out of or are based upon any untrue or allegedly untrue statement of a material fact or omission or alleged omission of a material fact that was made in the Prospectus, the Registration Statement, or any amendment or supplement thereto, in reliance upon and in conformity with written information relating to a Registering Shareholder furnished to the Company by such Registering Shareholder expressly for use therein. In no event will the aggregate liability of a Registering Shareholder exceed the amount of the net proceeds received by the Registering Shareholder upon the sale of the Registrable Securities giving rise to such indemnification obligation. Such indemnity will remain in full force and effect regardless of any investigation made by or on behalf of the Company or such officer, director, employee or Controlling Person, and will survive the transfer of such securities by the Registering Shareholder.

                  5.3 Contribution. If the indemnification provided for in Sections 5.1 or 5.2 is unavailable to an indemnified party or is insufficient to hold such indemnified party harmless for any Losses in respect of which any such Section would otherwise apply by its terms (other than by reason of exceptions provided therein), then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Losses. Such contribution will be in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and such indemnified party, on the other hand, in connection with the actions, statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party, on the one hand, and indemnified party, on the other hand, will be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been taken or made by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent any such action, statement or omission. The amount paid or payable by a party as a result of any such Losses will be deemed to include any investigation, legal or other fees or expenses incurred by such party in connection with any investigation or proceeding, to the extent such party would have been indemnified for such expenses if the indemnification provided for in Sections 5.1 or 5.2 was available to such party. In no event will the aggregate liability of a Registering Shareholder exceed the amount of the net proceeds received by the Registering Shareholder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

                  5.4 Conduct of Indemnification Proceedings. Any Person entitled to indemnification hereunder will (a) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification, and (b) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided that the failure to give such notice shall not relieve an indemnifying party of liability except to the extent it has been prejudiced as a result. Any Person entitled to indemnification hereunder will have the right to employ separate counsel and to participate in (but not control) the defense of such claim, but the fees and expenses of such counsel will be at the expense of such Person and not of the indemnifying party unless (x) the indemnifying party has agreed to pay such fees or expenses, (y) the indemnifying party has failed to assume the defense of such claim and employ counsel reasonably satisfactory to such Person within a reasonable period of time pursuant to this Agreement, or (z) a conflict of interest exists between such Person and the indemnifying party with respect to such claims that would make such separate representation required under applicable ethical rules. In the case of clause (z) above if the Person notifies the indemnifying party in writing that such Person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party will not have the right to assume the defense of such claim on behalf of such Person. If such defense is not assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld). No indemnified party will be required to consent to entry of any judgment or enter into any settlement that does not include as an unconditional term the giving of a release, by all claimants or plaintiffs, to such indemnified party from all liability with respect to such claim or litigation. Any indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel (other than required local counsel) for all parties indemnified by such indemnifying party with respect to such claim.

                  5.5 Underwriting Agreement Controls. In the event of any conflict between the indemnification and contribution terms as herein set forth and as set forth in any underwriting agreement entered pursuant hereto, the underwriting agreement shall control.

                                   ARTICLE VI
                                OTHER AGREEMENTS

                  6.1 Rule 144. The Company shall file, on a timely basis, all reports required to be filed by it under the Securities Act and the Exchange Act, and will take such further action and provide such documents as the Shareholders may reasonably request, all to the extent required from time to time to enable the Shareholders to sell Registrable Securities without registration under the Securities Act within the limitation of the conditions provided by (i) Rule 144 under the Securities Act, as such rule may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the Commission. Upon the request of a Shareholder, the Company will deliver to the Shareholder a statement verifying that it has complied with such information and requirements.

                  6.2 Shareholder Representative. (a) The Shareholders agree to appoint one Person to act as their representative, attorney in fact and proxy with respect to certain matters specified in this Agreement (the "Shareholder Representative"). The parties have designated Goelet, LLC as the initial Shareholder Representative. The Shareholder Representative may resign at any time, and a Shareholder Representative may be removed at any time by the vote of Shareholders who collectively own more than 50% of the Registrable Securities at such time (the "Majority Holders"). In the event of the death, resignation or removal of the Shareholder Representative, a new Shareholder Representative shall be appointed by a vote of Majority Holders, such appointment to become effective upon the written acceptance thereof by the new Shareholder Representative. Any failure by the Majority Holders to appoint a new Shareholder Representative upon the death, resignation or removal of the Shareholder Representative shall not have the effect of releasing the Shareholders from any liability under this Agreement.

                  (b) The Shareholder Representative shall have such powers and authority as are necessary to carry out the functions assigned to the Shareholder Representative under this Agreement; provided, however, that the Shareholder Representative will have no obligation to act on behalf of the Shareholders, except as expressly provided herein. The Shareholder Representative will at all times be entitled to rely on any directions received from the Majority Holders. The Shareholder Representative shall, at the expense of the Shareholders, be entitled to engage such counsel, experts and other agents and consultants as they shall deem necessary in connection with exercising their powers and performing their function hereunder and (in the absence of bad faith on the part of the Shareholder Representative) shall be entitled to conclusively rely on the opinions and advice of such Persons.

                  (c) The Shareholder Representative shall not be entitled to any fee, commission or other compensation for the performance of its services hereunder, but shall be entitled to the reimbursement by the Shareholders of all his, her or its fees and expenses incurred as the Shareholder Representative pursuant to Section 4.2 hereof. In connection with this Agreement, and any instrument, agreement or document relating hereto or thereto, and in exercising or failing to exercise all or any of the powers conferred upon the Shareholder Representative hereunder, the Shareholder Representative shall incur no responsibility whatsoever to any Shareholder by reason of any error in judgment or other act or omission performed or omitted hereunder or any such other agreement, instrument or document, excepting only responsibility for any act or failure to act which represents willful misconduct. Each Shareholder shall indemnify, pro rata based upon such holder's percentage interest, the Shareholder Representative against all losses, damages, liabilities, claims, obligations, costs and expenses, including reasonable attorneys', accountants' and other experts' or consultant's fees and the amount of any judgment against the Shareholder Representative, of any nature whatsoever, arising out of or in connection with any claim, investigation, challenge, action or proceeding or in connection with any appeal thereof, relating to the acts or omissions of the Shareholder Representative hereunder. The foregoing indemnification shall not apply in the event of any action or proceeding which finally adjudicates the liability of the Shareholder Representative hereunder for his or her gross negligence or willful misconduct. In the event of any indemnification hereunder, upon written notice from Shareholder Representative to the Shareholders as to the existence of a deficiency toward the payment of any such indemnification amount, each such holder shall promptly deliver to the Shareholder Representative full payment of his or her ratable share of the amount of such deficiency, in accordance with such Shareholder's percentage interest. In no event shall the Company be responsible for any reimbursement or indemnification of the Shareholder Representative.

                  (d) All of the indemnities, immunities and powers granted to the Shareholder Representative under this Agreement shall survive the termination of this Agreement.

                  (e) Notwithstanding anything herein to the contrary, each Shareholder hereby acknowledges that the Company shall not have any responsibility or obligation whatsoever to any such Shareholder or to any other party with respect to or arising out of any actions taken or any inaction by the Shareholder Representative.

                  (f) The Company shall have the right to rely conclusively upon all instructions, requests, consents, elections and other actions taken or omitted to be taken by the Shareholder Representative pursuant to this Agreement and any instrument, agreement or document relating hereto, all of which actions or omissions shall be legally binding upon all the Shareholders.

                                  ARTICLE VII
                                  MISCELLANEOUS

                  7.1 Amendments; Waivers. This Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated, except upon the execution and delivery of a written agreement executed by the Company and the Shareholder Representative; provided, however, that the Shareholder Representative shall not amend, modify or supplement this Agreement in a manner that is detrimental to the Shareholders without first obtaining the written consent of the Majority Holders to such amendment, modification or supplement; provided further, however, that any amendment, modification or supplement made by the Shareholder Representative with such consent shall bind all Shareholders.

                  7.2 Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto pertaining to its subject matter, and supersedes and replaces all prior agreements and understandings of the parties in connection with such subject matter.

                  7.3 Notices. All notices and other communications hereunder shall be given in writing and delivered personally, by registered or certified mail (postage prepaid, return receipt requested), by overnight courier (postage prepaid), facsimile transmission or similar means, to the party to receive such notices or communications at the address set forth below (or such other address as shall from time to time be designated by such party to the other parties in accordance with this Section 6.3):

                           If to the Shareholder Representative or any
                           Shareholder:

                           Goelet, LLC
                           425 Park Avenue
                           28th Floor
                           New York, NY  10022
                           Telecopy:  (212) 588-9499
                           Attention:  Robert W. Kiley

                           with a copy to:

                           Shearman & Sterling
                           599 Lexington Avenue
                           New York, NY  10022
                           Telecopy:  (212) 848-7179
                           Attention:  Whitney D. Pidot, Esq.

                           If to the Company:

                           Pogo Producing Company
                           5 Greenway Plaza, Suite 2700
                           P.O. Box 2504
                           Houston, Texas  77252-2504
                           Telecopy:  (713) 297-4970
                           Attention:  Gerald A. Morton, Vice President-Law
                                       and Corporate Secretary

                           with a copy to:

                           Baker Botts, L.L.P.
                           One Shell Plaza
                           910 Louisiana
                           Houston, Texas  77002
                           Telecopy:  (713) 229-1522
                           Attention:  Stephen A. Massad

All such notices and communications hereunder shall be deemed given when received, as evidenced by the signed acknowledgment of receipt of the person to whom such notice or communication shall have been personally delivered, the acknowledgment of receipt returned to the sender by the applicable postal authorities, the confirmation of delivery rendered by the applicable overnight courier service, or the confirmation of a successful facsimile transmission of such notice or communication. A copy of any notice or other communication given by any party to any other party hereto, with reference to this Agreement, shall be given at the same time to the other parties to this Agreement.

                  7.4 GOVERNING LAW. THE PARTIES HERETO AGREE THAT THIS AGREEMENT, AND THE RESPECTIVE RIGHTS, DUTIES AND OBLIGATIONS OF THE PARTIES HEREUNDER, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                  7.5 Transfer or Assignment of Registration Rights. The registration rights set forth in this Agreement shall be transferable or assignable by the Shareholders, in whole or in part and from time to time, but only in connection with a transfer or assignment of Registrable Securities under circumstances in which such securities remain Registrable Securities in the hands of the transferee; provided that each transferee agrees in writing to be subject to all the terms and conditions of this Agreement; provided, however, that no such assignment of registration rights shall be made of such rights associated with a transfer of fewer than 150,000 shares of Common Stock to any one Person (appropriately adjusted for any stock splits, stock dividends, subdivisions, combinations or the like) unless such assignment relates to all the Registrable Securities then owned by the transferor; and provided, further, that in connection with any such assignment, the transferee shall be required to enter into the Standstill and Voting Agreement dated as of the date hereof among the Company and the Shareholders.

                  7.6 Severability. Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law. If any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

                  7.7 No Waiver. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

                  7.8 No Third Party Beneficiaries. This Agreement is not intended to be for the benefit of, and shall not be enforceable by, any Person (whether or not listed on Schedule A hereto) who or which is not a party hereto. Any Person (whether or not listed on Schedule A hereto) who or which is not a party hereto shall not be entitled to any benefit hereunder except, in the case of any Person listed on Schedule A hereto, such Person shall be entitled to become a party hereto by executing a counterpart to this Agreement. If any Person listed on Schedule A hereto executes a counterpart to this Agreement, such Person shall thereafter be deemed to have agreed to be bound by the provisions hereof, as if such Person was an original party hereto and such Person shall thereafter be entitled to any benefit accorded to the Shareholders hereunder.

                  7.9 Headings. The Section headings in this Agreement are for convenience of reference only and are not intended to be a part of this Agreement or to affect the meaning or interpretation of this Agreement.

                  7.10 Counterparts. This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one agreement.

                  [The remainder of this page has been intentionally left blank.]

                  IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement as of the date first set forth above.



                             POGO PRODUCING COMPANY


                             By:    /s/ James P. Ulm, II
                                ---------------------------------------------
                                Name:   James P. Ulm, II
                                Title:  Vice President and Chief
                                        Financial Officer

                             THE SHAREHOLDERS LISTED ON SCHEDULE A

                                  BY GOELET, LLC, AS
                                  SHAREHOLDER REPRESENTATIVE


                                  By:   /s/  Robert W. Kiley
                                      ---------------------------------------
                                      Name:  Robert W. Kiley
                                      Title: President and Chief
                                             Operating Officer



                                  By:   /s/  Mark Rosenbaum
                                      ---------------------------------------
                                      Name:  Mark Rosenbaum
                                      Title: Vice President, Chief
                                             Financial Officer and
                                             Treasurer

                                   SCHEDULE A


1.   Trust under the Agreement dated August 26, 1930 for the benefit of Beatrice
     G. Manice

2.   Trust under the Agreement dated July 27, 1935 for the benefit of Beatrice
     G. Manice

3. Trust under the Will of Robert Walton Goelet for the benefit of Beatrice G. Manice

4.   Trust under the Agreement dated August 26, 1930 for the benefit of Robert
     G. Goelet

5. Trust under the Agreement dated July 27, 1935 for the benefit of Robert G. Goelet

6. Trust under the Will of Robert Walton Goelet for the benefit of Robert G. Goelet

7.   Trust under the Agreement dated July 27, 1935 for the benefit of Francis
     Goelet

8. Trust under the Agreement dated December 18, 1931 for the benefit of John Goelet

9. Trust under the Agreement dated December 17, 1976 for the benefit of Grandchildren of John Goelet

10.  Trust under the Agreement dated July 27, 1935 for the benefit of John
     Goelet

11.  Trust under the Will of Robert Walton Goelet for the benefit of John Goelet

12.  Robert G. Goelet

13.  John H. Manice

14. Trust under the Agreement dated September 4, 1980 for the benefit of Anne de La Haye Jousselin

15.  Robert G. Manice

16.  Henry W. Manice

17.  Emily P. Manice

18.  Harriet W. Manice

19.  Amelia M. Berkowitz

20.  Pamela Manice

21.  Alexandra G. Goelet

22.  Robert Gardiner Goelet

23.  Philip Goelet

24.  Christopher Goelet

25.  Gilbert Kerlin

26.  Windward Oil & Gas Corporation

27.  Arthur Field

                                       2